UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2005

VIACELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51110	04-3244816

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:          (617) 914-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

In connection with their election to the Board of Directors of ViaCell, Inc. (the “COMPANY”) as described below, Paul Blake and James Sigler will receive the following director compensation:

As non-employee directors, each received an option to purchase 20,000 shares of the Company’s common stock upon his initial election to the Company’s Board (such options vesting as to 25% on the issuance date and 25% on each of the three anniversaries thereafter) each with an exercise price of $10.89 per share. Each individual will also be given an annual retainer of $10,000 and an option to purchase 10,000 shares of the Company’s common stock following each annual stockholders meeting, which will vest in 12 equal monthly installments beginning on the date of grant. Each individual will also receive $2,000 for each board meeting attended (or $1,000 for each such meeting attended by telephone conference call). ViaCell also reimburses its board members for expenses incurred in attending board meetings.

Item 5.02.          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           On July 11, 2005, George Daley, a director of ViaCell, Inc., resigned from the board of directors of the Company (“BOARD OF DIRECTORS”), effective immediately. Mr. Daley did not serve on any committees of the Company’s Board of Directors at the time of his resignation.

(d)           On July 11, 2005, the Board of Directors unanimously passed a resolution to increase the size of the Board of Directors to nine members. The Board of Directors also elected effective that date two new directors, Paul Blake and James Sigler, to fill the vacancies created by the departure of Mr. Daley and the expansion of the Board of Directors. Mr. Blake and Mr. Sigler will serve as directors until their respective terms expire at the annual meeting of the stockholders of the Company in the years 2006 and 2007, respectively, and until their respective successors are elected and qualified or until their earlier resignation or removal. At this time, neither Mr. Blake nor Mr. Sigler has been appointed to any committees of the Board of Directors. The Company is not aware of any arrangement or understanding between the new director and any other person pursuant to which such director was selected for directorship, nor is the Company aware of any information requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACELL, INC.
	By:	/s/ Stephen G. Dance
Date: July 11, 2005		Name:	Stephen G. Dance
		Title:	Chief Financial Officer